Oaktree Announces First Quarter 2014 Financial Results

•
Adjusted net income and distributable earnings per Class A unit were $1.46 and $1.41, respectively, for the first quarter of 2014, down from $1.95 and $1.79, respectively, for the first quarter of 2013, on lower incentive and investment income.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $51.8 million for the first quarter of 2014, as compared with $57.6 million for the first quarter of 2013.

•
Gross capital raised was $3.0 billion for the first quarter of 2014 and $13.0 billion for the trailing twelve months, with $5.9 billion of the latter amount representing recently launched investment strategies.

•	AUM and management fee-generating AUM reached all-time highs of $86.2 billion and $74.0 billion, respectively, as of March 31, 2014, on market-value gains and net capital inflows.

•
Incentives created (fund level), an indicator of value creation, was $352 million for the first quarter and $1.1 billion for the last twelve months. As of March 31, 2014, $30 billion of incentive-creating AUM was generating incentives at the fund level, the highest since June 30, 2011.

•	Oaktree declares a distribution of $0.98 per Class A unit for the first quarter of 2014, bringing aggregate distributions for the last four quarters to $4.23.
LOS ANGELES, CA. May 1, 2014 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended March 31, 2014.
Howard Marks, Chairman, said, “Strong investment returns and continued inflows for our newest investment strategies brought assets under management and management fee-generating assets under management to record highs in the first quarter.  Importantly, over the last year we further demonstrated the long-term power of our business model by continuing to build substantial asset value, while also investing in a broad range of growth opportunities across the platform.”
For the first quarter of 2014, adjusted net income (“ANI”) was $246.9 million on $527.8 million of total segment revenues, down from $335.8 million of ANI on $593.4 million of segment revenues in the first quarter of 2013, a period marked by particularly strong financial markets and incentive income from OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”).
Distributable earnings were $233.1 million on $512.3 million of distributable earnings revenues in the first quarter of 2014, down from distributable earnings of $295.0 million on $554.4 million of distributable earnings revenues in the first quarter of 2013, primarily as a result of lower incentive income. Distributable earnings generated a distribution per Class A unit of $0.98 with respect to the first quarter of 2014.
As previously announced, assets under management (“AUM”) and management fee-generating assets under management (“management fee-generating AUM”) reached record highs in the first quarter of 2014, lifted by market-value gains and net inflows to open-end and evergreen funds. AUM grew to $86.2 billion as of March 31, 2014, from $83.6 billion as of December 31, 2013 and $78.8 billion as of March 31, 2013. Management fee-generating AUM grew to $74.0 billion as of March 31, 2014, from $72.0 billion as of December 31, 2013 and $66.4 billion as of March 31, 2013.

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values. ENI was $227.2 million on economic net income revenues of $587.3 million in the first quarter of 2014, down from quarterly record highs of $400.6 million in ENI and $726.0 million in economic net income revenues in the first quarter of 2013, when particularly strong financial markets boosted our funds' portfolio market values. Per Class A unit, ENI was $1.34 for the first quarter of 2014.
GAAP-basis results for the first quarter of 2014 included net income attributable to Oaktree Capital Group, LLC of $51.8 million, as compared to $57.6 million for the first quarter of 2013.
Gross capital raised was $3.0 billion in the first quarter, driven by product innovation and strong inflows across our open-end funds. Strategies developed within the past three years accounted for $1.6 billion of the $3.0 billion. AUM in our Emerging Markets Equity strategy reached $1.2 billion as of March 31, 2014, and the strategy had additional net inflows of $1.3 billion in April. Oaktree Enhanced Income Fund II, L.P., which will invest in senior loans, held its only close in April and is expected to reach $2.2 billion, including leverage. Capital commitments to our Real Estate Debt strategy reached $794 million as of March 31, 2014. Additionally in the first quarter, we closed a $517 million collateralized loan obligation (“CLO”).
Oaktree is currently marketing Oaktree Mezzanine Fund IV, L.P., Oaktree Value Equity Fund, L.P. and Oaktree Principal Fund VI, L.P.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$527,756	$593,448
Adjusted net income	246,945	335,750
Distributable earnings revenues	512,349	554,437
Distributable earnings	233,141	295,027
Fee-related earnings revenues	188,400	184,214
Fee-related earnings (1)	57,723	64,866
Economic net income revenues	587,254	725,964
Economic net income	227,242	400,574
Per Class A unit:
Adjusted net income	$1.46	$1.95
Distributable earnings	1.41	1.79
Fee-related earnings (1)	0.33	0.35
Economic net income	1.34	2.07
Operating Metrics:
Assets under management (in millions):
Assets under management	$86,226	$78,801
Management fee-generating assets under management	74,027	66,350
Incentive-creating assets under management	33,258	33,950
Uncalled capital commitments	12,002	11,198
Accrued incentives (fund level):
Incentives created (fund level)	352,374	459,700
Incentives created (fund level), net of associated incentive income compensation expense	137,332	261,737
Accrued incentives (fund level)	2,335,937	2,270,314
Accrued incentives (fund level), net of associated incentive income compensation expense	1,215,523	1,347,018

(1)
Beginning with the fourth quarter of 2013, the definition of fee-related earnings was modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. Prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $0.7 million, or less than $0.01 per Class A unit, for the first quarter of 2013.

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented at Exhibit A.

Operating Metrics
Assets Under Management
AUM grew to $86.2 billion as of March 31, 2014, from $83.6 billion as of December 31, 2013 and $78.8 billion as of March 31, 2013. The $2.6 billion increase since December 31, 2013 reflected $2.4 billion of aggregate market-value gains, $1.3 billion of new capital commitments and $1.1 billion of net inflows to open-end funds, partially offset by $2.0 billion of distributions to closed-end fund investors. The $2.0 billion of distributions to closed-end fund investors included $1.2 billion by Distressed Debt funds, including $0.3 billion by Opps VIIb, and $0.6 billion by Principal Investing funds.
The $7.4 billion increase in AUM since March 31, 2013 reflected $8.0 billion of market-value gains, $7.7 billion of new capital commitments and fee-generating leverage, and $2.2 billion of net inflows to open-end funds, partially offset by $10.8 billion of distributions to closed-end fund investors. The $7.7 billion of new capital commitments and fee-generating leverage included $2.0 billion for Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”), $1.3 billion for Strategic Credit, $0.9 billion for European Private Debt, $0.9 billion for Emerging Market Opportunities, $0.8 billion for our CLOs, $0.7 billion for Oaktree Enhanced Income Fund, L.P. and $0.7 billion for Real Estate Debt. Of the $10.8 billion of distributions to closed-end fund investors, $2.7 billion was attributable to Opps VIIb, $3.4 billion to other Distressed Debt funds, $3.2 billion to Principal Investing funds and $0.9 billion to Oaktree PPIP Fund, L.P.
Management Fee-generating Assets Under Management
Management fee-generating AUM grew to $74.0 billion as of March 31, 2014, from $72.0 billion and $66.4 billion as of December 31, 2013 and March 31, 2013, respectively. The $2.0 billion increase in the first quarter of 2014 reflected $1.1 billion of net inflows to open-end funds, $1.1 billion of market-value gains in funds for which management fees are based on NAV, and $0.6 billion in new capital commitments, partially offset by a $0.9 billion decline attributable to asset sales by closed-end funds in liquidation.
The $7.6 billion increase in management fee-generating AUM since March 31, 2013 reflected an aggregate increase of $6.7 billion from the commencement on January 1, 2014 of the investment period of Oaktree Opportunities Fund IX, L.P. (“Opps IX”) and final capital commitments to ROF VI, $3.1 billion from market-value gains in funds for which management fees are based on NAV, $2.0 billion from fee-generating leverage and drawdowns by closed-end funds for which management fees are based on drawn capital or NAV, and $2.2 billion from net inflows to open-end funds. Partially offsetting those increases was a $6.4 billion decline from asset sales by closed-end funds in liquidation, of which Opps VIIb accounted for $1.4 billion.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) was $33.3 billion as of March 31, 2014, up from $32.4 billion as of December 31, 2013 and down from $34.0 billion as of March 31, 2013. The $0.9 billion increase since December 31, 2013 resulted from the net effect of $1.6 billion in drawdowns by closed-end funds, $1.4 billion in market-value gains in closed-end and evergreen funds, and $2.1 billion in distributions by closed-end funds. The $0.7 billion decrease since March 31, 2013 reflected the net effect of $11.1 billion in distributions by closed-end funds, $5.5 billion in drawdowns by closed-end funds and $4.9 billion in market-value gains in closed-end and evergreen funds. Of the $33.3 billion in incentive-creating AUM as of March 31, 2014, $30.0 billion, or 90.3%, was generating incentives at the fund level.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $2.3 billion as of each of March 31, 2014, December 31, 2013 and March 31, 2013. The first quarter of 2014 reflected $352.4 million of incentives created (fund level), less $292.9 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) were $1.2 billion as of both March 31, 2014 and December 31, 2013, and $1.3 billion as of March 31, 2013. As of March 31, 2014 and 2013, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $444.9 million and $777.5 million, respectively, with the remainder arising from funds that as of that date had not yet reached the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $12.0 billion as of March 31, 2014, $13.2 billion as of December 31, 2013, and $11.2 billion as of March 31, 2013. Capital drawn by closed-end funds during the first quarter of 2014 was $2.2 billion, as compared with $1.6 billion for the first quarter of 2013.

Segment Results
Revenues
Segment revenues declined $65.6 million, or 11.1%, to $527.8 million for the first quarter of 2014, from $593.4 million for the first quarter of 2013, reflecting decreases of $34.3 million in incentive income and $35.6 million in investment income, partially offset by $4.2 million of higher management fees.
Management Fees
Management fees grew $4.2 million, or 2.3%, to $188.4 million for the first quarter of 2014, from $184.2 million for the first quarter of 2013. The increase reflected $19.7 million from the start of Opps IX's investment period on January 1, 2014, $5.5 million from new capital commitments to ROF VI, $3.6 million from open-end funds resulting from market-value gains and net inflows, $2.7 million from closed-end funds for which management fees are based on drawn capital or NAV, and $2.4 million from drawdowns by Strategic Credit. Partially offsetting those increases was a $30.4 million decline in fees from closed-end funds in liquidation, of which Opps VIIb accounted for $11.0 million. For the first quarter of 2014, closed-end funds represented $137.0 million, or 72.7%, of total management fees.
Incentive Income
Incentive income decreased $34.3 million, or 10.5%, to $292.9 million for the first quarter of 2014, from $327.2 million for the first quarter of 2013. The first quarter of 2014 included $219.7 million of tax-related incentive distributions with respect to 2013 taxable income generated by closed-end funds not yet paying incentives, and $73.2 million of other incentive distributions, including $57.8 million from Opps VIIb. The first quarter of 2013 included an incentive distribution of $195.2 million from Opps VIIb and $113.4 million of tax-related incentive distributions with respect to 2012 taxable income generated by closed-end funds not yet paying incentives.
Investment Income
Investment income decreased $35.6 million, or 43.4%, to $46.5 million for the first quarter of 2014, from $82.1 million for the first quarter of 2013, a quarter marked by particularly strong financial markets. Investments in companies accounted for $7.2 million of the decrease, primarily as a result of a market-value decline on our minority equity investment in China Cinda Asset Management Co., Ltd. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $9.6 million and $11.0 million for the first quarters of 2014 and 2013, respectively, of which the portion attributable to performance fees was $1.4 million and $2.0 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits increased $4.6 million, or 4.9%, to $98.2 million for the first quarter of 2014, from $93.6 million for the first quarter of 2013, primarily reflecting growth in headcount.

Equity-based Compensation
Equity-based compensation increased to $4.0 million for the first quarter of 2014, from $0.7 million for the first quarter of 2013. The increase reflected non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive Income Compensation
Incentive income compensation expense increased $7.5 million, or 5.8%, to $137.8 million for the first quarter of 2014, from $130.3 million for the first quarter of 2013. After adjusting the 2013 quarter's expense for its benefit from the 2011 acquisition of a small portion of certain investment professionals' carried interest in Opps VIIb, the year-over-year change would have been a decrease of 5.3%, which is more in line with the 10.5% decline in incentive income over the same period. The remainder of the adjusted percentage difference was attributable to the fact that funds that generated incentive income in the current-year's first quarter had a higher average percentage of incentive income compensation expense than those that generated incentive income in the prior-year period.
General and Administrative
General and administrative expenses increased $6.6 million, or 27.5%, to $30.6 million for the first quarter of 2014, from $24.0 million for the first quarter of 2013. Excluding the impact of foreign currency-related items, general and administrative expenses increased $6.9 million, or 27.8%, to $31.7 million from $24.8 million. The increase reflected higher professional fees, our 2014 bi-annual client conferences and costs associated with corporate growth and continued investment in our operational infrastructure.
Adjusted Net Income
ANI decreased $88.9 million, or 26.5%, to $246.9 million for the first quarter of 2014, from $335.8 million for the first quarter of 2013, reflecting decreases of $41.9 million in incentive income, net of incentive income compensation expense, $35.6 million in investment income, and $7.2 million in fee-related earnings. The portion of ANI attributable to our Class A units was $57.9 million and $58.7 million for the first quarters of 2014 and 2013, respectively. Per Class A unit, adjusted net income-OCG was $1.46 and $1.95 for the first quarters of 2014 and 2013, respectively.
The effective tax rate applied to ANI for the first quarters of 2014 and 2013 was 10% and 12%, respectively. The effective tax rate is a function of the mix of income and other factors that often vary significantly within or between years, each of which can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses.
Distributable Earnings
Distributable earnings declined $61.9 million, or 21.0%, to $233.1 million for the first quarter of 2014, from $295.0 million for the first quarter of 2013, reflecting decreases of $41.9 million in incentive income, net of incentive income compensation expense, $12.0 million in investment income proceeds, and $7.2 million in fee-related earnings. For the first quarter of 2014, receipts of investment income totaled $31.1 million, including $21.7 million from fund distributions and $9.4 million from DoubleLine, as compared with total receipts in the prior-year quarter of $43.0 million, of which $34.0 million and $9.0 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $1.41 and $1.79 per unit for the first quarters of 2014 and 2013, respectively, reflecting distributable earnings per Operating Group unit of $1.53 and $1.96, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings decreased $7.2 million, or 11.1%, to $57.7 million for the first quarter of 2014, from $64.9 million for the first quarter of 2013. The decrease reflected increases of $4.6 million in compensation and benefits and $6.6 million in general and administrative expenses, partially offset by $4.2 million of higher management fees. The portion of fee-related earnings attributable to our Class A units was $0.33 and $0.35 per unit for the first quarters of 2014 and 2013, respectively.
The effective tax rate applied to fee-related earnings was 12% and 18% for the first quarters of 2014 and 2013, respectively. The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $51.8 million for the first quarter of 2014, as compared to $57.6 million for the first quarter of 2013.
Capital and Liquidity
As of March 31, 2014, Oaktree had $923.9 million of cash and investments in U.S. Treasury and government-agency securities and $610.7 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of March 31, 2014, Oaktree’s investments in funds and companies had a carrying value of $1.4 billion, with our 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $1.2 billion as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the first quarter of 2014 of $0.98 per Class A unit. This distribution will be paid on May 15, 2014 to Class A unitholders of record at the close of business on May 12, 2014.
Conference Call
Oaktree will host a conference call to discuss first quarter 2014 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (866) 443-6901 (U.S. callers) or +1 (203) 369-1120 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $86.2 billion in assets under management as of March 31, 2014. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 800 employees and offices in 16 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014 (“Annual Report”), which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$40,431	$42,539
Total revenues	40,431	42,539
Expenses:
Compensation and benefits	(98,292)	(93,715)
Equity-based compensation	(9,182)	(6,452)
Incentive income compensation	(91,494)	(130,271)
Total compensation and benefits expense	(198,968)	(230,438)
General and administrative	(32,238)	(19,741)
Depreciation and amortization	(1,921)	(1,743)
Consolidated fund expenses	(25,192)	(23,583)
Total expenses	(258,319)	(275,505)
Other income (loss):
Interest expense	(24,000)	(11,581)
Interest and dividend income	362,136	406,252
Net realized gain on consolidated funds' investments	654,151	1,198,260
Net change in unrealized appreciation on consolidated funds' investments	770,478	1,021,517
Investment income	4,991	12,243
Other income (expense), net	(1,698)	(20)
Total other income	1,766,058	2,626,671
Income before income taxes	1,548,170	2,393,705
Income taxes	(7,986)	(10,157)
Net income	1,540,184	2,383,548
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(1,324,832)	(2,063,965)
Net income attributable to OCGH non-controlling interest	(163,558)	(262,017)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566
Net income per unit (basic and diluted):
Net income per Class A unit	$1.30	$1.91
Weighted average number of Class A units outstanding	39,700	30,186

Segment Financial Data

	As of or for the Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$188,400	$184,214
Incentive income	292,876	327,184
Investment income	46,480	82,050
Total revenues	527,756	593,448
Expenses:
Compensation and benefits	(98,194)	(93,617)
Equity-based compensation	(3,983)	(652)
Incentive income compensation	(137,828)	(130,271)
General and administrative	(30,562)	(23,988)
Depreciation and amortization	(1,921)	(1,743)
Total expenses	(272,488)	(250,271)
Adjusted net income before interest and other income (expense)	255,268	343,177
Interest expense, net of interest income (2)	(6,625)	(7,407)
Other income (expense), net	(1,698)	(20)
Adjusted net income	$246,945	$335,750

Adjusted net income-OCG	$57,875	$58,727
Adjusted net income per Class A unit	1.46	1.95
Distributable earnings	233,141	295,027
Distributable earnings-OCG	55,812	54,076
Distributable earnings per Class A unit	1.41	1.79
Fee-related earnings	57,723	64,866
Fee-related earnings-OCG	12,923	10,538
Fee-related earnings per Class A unit	0.33	0.35
Economic net income	227,242	400,574
Economic net income-OCG	53,222	62,579
Economic net income per Class A unit	1.34	2.07

Weighted average number of Operating Group units outstanding	152,271	150,814
Weighted average number of Class A units outstanding	39,700	30,186

Operating Metrics:
Assets under management (in millions):
Assets under management	$86,226	$78,801
Management fee-generating assets under management	74,027	66,350
Incentive-creating assets under management	33,258	33,950
Uncalled capital commitments (3)	12,002	11,198
Accrued incentives (fund level): (4)
Incentives created (fund level)	352,374	459,700
Incentives created (fund level), net of associated incentive income compensation expense	137,332	261,737
Accrued incentives (fund level)	2,335,937	2,270,314
Accrued incentives (fund level), net of associated incentive income compensation expense	1,215,523	1,347,018

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $1.1 million and $0.6 million for the three months ended March 31, 2014 and 2013, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		March 31, 2014	December 31, 2013	March 31, 2013
		(in millions)
Assets Under Management:
Closed-end funds		$46,902	$46,685	$46,381
Open-end funds		34,911	32,868	29,837
Evergreen funds		4,413	4,052	2,583
Total		$86,226	$83,605	$78,801

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
	(in millions)
Change in Assets Under Management:
Beginning balance	$83,605	$77,051	$78,801	$77,850
Closed-end funds:
New capital commitments/other (1)	1,083	1,215	5,364	5,937
Distributions for a realization event/other (2)	(1,952)	(3,180)	(10,801)	(13,265)
Uncalled capital commitments at end of investment period	(146)	—	(146)	(1,634)
Foreign currency translation	1	(133)	403	(173)
Change in market value (3)	1,369	2,235	4,971	6,151
Change in applicable leverage	(138)	544	730	787
Open-end funds:
Contributions	1,695	1,127	5,844	4,347
Redemptions	(579)	(1,229)	(3,642)	(4,212)
Foreign currency translation	14	(94)	216	(105)
Change in market value (3)	913	941	2,656	2,974
Evergreen funds:
Contributions or new capital commitments	268	237	1,769	377
Redemptions	(14)	(17)	(268)	(500)
Distributions from restructured funds	(16)	(15)	(50)	(38)
Foreign currency translation	(1)	(1)	4	(1)
Change in market value (3)	124	120	375	306
Ending balance	$86,226	$78,801	$86,226	$78,801

(1)	These amounts represent new capital commitments and the aggregate par value of collateral assets and principal cash associated with our collateralized loan obligation vehicles.

(2)
These amounts represent distributions for a realization event, tax-related distributions and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our collateralized loan obligation vehicles.

(3)
The change in market value reflects the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses, and changes in the aggregate par value of collateral assets and principal cash held by our collateralized loan obligation vehicles resulting from other activities.

Management Fee-generating AUM

		As of
		March 31, 2014	December 31, 2013	March 31, 2013
		(in millions)
Management Fee-generating Assets Under Management:
Closed-end funds		$36,176	$36,422	$34,412
Open-end funds		34,855	32,830	29,799
Evergreen funds		2,996	2,698	2,139
Total		$74,027	$71,950	$66,350

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
	(in millions)
Change in Management Fee-generating Assets Under Management:
Beginning balance	$71,950	$66,784	$66,350	$67,973
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital and other increases (1)	560	381	6,776	616
Capital drawn by funds that pay fees based on drawn capital or NAV	107	702	1,240	1,582
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (2)	(898)	(2,747)	(6,373)	(7,102)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	—	—	(664)	(57)
Distributions by funds that pay fees based on NAV and other decreases (3)	(108)	(61)	(372)	(419)
Foreign currency translation	(16)	(145)	325	(7)
Change in market value (4)	109	(8)	116	23
Change in applicable leverage	—	540	716	757
Open-end funds:
Contributions	1,680	1,127	5,829	4,333
Redemptions	(581)	(1,229)	(3,644)	(4,212)
Foreign currency translation	14	(94)	216	(105)
Change in market value	912	939	2,655	2,968
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	197	71	786	211
Redemptions	(14)	(17)	(269)	(499)
Change in market value	115	107	340	288
Ending balance	$74,027	$66,350	$74,027	$66,350

(1)
These amounts represent new capital commitments to funds that pay fees based on committed capital and the aggregate par value of collateral assets and principal cash associated with our collateralized loan obligation vehicles.

(2)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)
These amounts represent distributions by funds that pay fees based on NAV and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our collateralized loan obligation vehicles.

(4)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, and changes in the aggregate par value of collateral assets and principal cash held by our collateralized loan obligation vehicles resulting from other activities.

	As of
	March 31, 2014	December 31, 2013	March 31, 2013
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$86,226	$83,605	$78,801
Difference between assets under management and committed capital or cost basis for most closed-end funds (1)	(6,616)	(6,311)	(5,160)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(696)	(693)	(4,994)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(3,013)	(2,625)	(846)
Oaktree’s general partner investments in management fee-generating funds	(1,247)	(1,371)	(1,003)
Closed-end funds that are no longer paying management fees	(444)	(461)	(218)
Funds for which management fees were permanently waived	(183)	(194)	(230)
Management fee-generating assets under management	$74,027	$71,950	$66,350

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below, and reflect the applicable contractual fee rates, exclusive of the impact of special items such as retroactive management fees and the collection of deferred contingent management fees.

	As of
	March 31, 2014	December 31, 2013	March 31, 2013
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.46%	1.48%	1.49%
Open-end funds	0.47	0.47	0.49
Evergreen funds	1.61	1.63	1.80
Overall	1.00	1.02	1.05

Incentive-creating AUM

	As of
	March 31, 2014	December 31, 2013	March 31, 2013
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$31,172	$30,362	$31,862
Evergreen funds	2,086	2,017	2,088
Total	$33,258	$32,379	$33,950
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended March 31,
	2014	2013
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,276,439	$2,137,798
Incentives created (fund level):
Closed-end funds	337,583	439,586
Evergreen funds	14,791	20,114
Total incentives created (fund level)	352,374	459,700
Less: segment incentive income recognized by us	(292,876)	(327,184)
Ending balance	$2,335,937	$2,270,314
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,215,523	$1,347,018
Uncalled Capital Commitments
Uncalled capital commitments were $12.0 billion as of March 31, 2014, as compared with $13.2 billion as of December 31, 2013 and $11.2 billion as of March 31, 2013.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$188,400	$184,214
Incentive income	292,876	327,184
Investment income	46,480	82,050
Total revenues	527,756	593,448
Expenses:
Compensation and benefits	(98,194)	(93,617)
Equity-based compensation	(3,983)	(652)
Incentive income compensation	(137,828)	(130,271)
General and administrative	(30,562)	(23,988)
Depreciation and amortization	(1,921)	(1,743)
Total expenses	(272,488)	(250,271)
Adjusted net income before interest and other income (expense)	255,268	343,177
Interest expense, net of interest income	(6,625)	(7,407)
Other income (expense), net	(1,698)	(20)
Adjusted net income	246,945	335,750
Adjusted net income attributable to OCGH non-controlling interest	(182,561)	(268,547)
Non-Operating Group expenses	(282)	(210)
Adjusted net income-OCG before income taxes	64,102	66,993
Income taxes-OCG	(6,227)	(8,266)
Adjusted net income-OCG	$57,875	$58,727
Adjusted net income per Class A unit	$1.46	$1.95
Weighted average number of Class A units outstanding	39,700	30,186

Investment Income

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Corporate Debt	$8,835	$3,772
Convertible Securities	408	50
Distressed Debt	20,474	41,362
Control Investing	11,042	9,856
Real Estate	5,466	9,211
Listed Equities	(3,960)	5,224
Non-Oaktree funds	923	2,076
Income from investments in companies	3,292	10,499
Total investment income	$46,480	$82,050

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended March 31,
	2014	2013
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$188,400	$184,214
Incentive income	292,876	327,184
Receipts of investment income from funds (1)	21,658	34,026
Receipts of investment income from companies	9,415	9,013
Total distributable earnings revenues	512,349	554,437
Expenses:
Compensation and benefits	(98,194)	(93,617)
Incentive income compensation	(137,828)	(130,271)
General and administrative	(30,562)	(23,988)
Depreciation and amortization	(1,921)	(1,743)
Total expenses	(268,505)	(249,619)
Other income (expense):
Interest expense, net of interest income	(6,625)	(7,407)
Operating Group income taxes	(2,380)	(2,364)
Other income (expense), net	(1,698)	(20)
Distributable earnings	$233,141	$295,027

Distribution Calculation:
Operating Group distribution with respect to the period	$184,771	$234,055
Distribution per Operating Group unit	$1.21	$1.55
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.13)	(0.07)
Tax receivable agreement	(0.09)	(0.06)
Non-Operating Group expenses	(0.01)	(0.01)
Distribution per Class A unit (2)	$0.98	$1.41

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended March 31, 2014, the distribution was announced on May 1, 2014 and is payable on May 15, 2014.

Units Outstanding

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Weighted Average Units:
OCGH	112,571	120,628
Class A	39,700	30,186
Total	152,271	150,814
Units Eligible for Fiscal Period Distribution:
OCGH	109,223	120,814
Class A	43,480	30,189
Total	152,703	151,003

Fee-related Earnings (1)
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$137,038	$139,048
Open-end funds	39,654	36,055
Evergreen funds	11,708	9,111
Total management fees	188,400	184,214
Expenses:
Compensation and benefits	(98,194)	(93,617)
General and administrative	(30,562)	(23,988)
Depreciation and amortization	(1,921)	(1,743)
Total expenses	(130,677)	(119,348)
Fee-related earnings	57,723	64,866
Fee-related earnings attributable to OCGH non-controlling interest	(42,673)	(51,883)
Non-Operating Group expenses	(282)	(210)
Fee-related earnings-OCG before income taxes	14,768	12,773
Fee-related earnings-OCG income taxes	(1,845)	(2,235)
Fee-related earnings-OCG	$12,923	$10,538
Fee-related earnings per Class A unit	$0.33	$0.35
Weighted average number of Class A units outstanding	39,700	30,186

(1)
Beginning with the fourth quarter of 2013, the definition of fee-related earnings was modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. Prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $0.7 million, or less than $0.01 per Class A unit, for the first quarter of 2013.

Segment Statements of Financial Condition

	As of
	March 31, 2014	December 31, 2013	March 31, 2013
	(in thousands)
Assets:
Cash and cash-equivalents	$563,292	$390,721	$687,412
U.S. Treasury and government-agency securities	360,559	676,600	350,760
Corporate investments	1,393,692	1,197,173	1,117,848
Deferred tax assets	373,037	278,885	159,171
Other assets	243,747	273,748	185,176
Total assets	$2,934,327	$2,817,127	$2,500,367
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$235,596	$304,427	$223,118
Due to affiliates	321,830	242,986	136,454
Debt obligations	610,714	579,464	608,929
Total liabilities	1,168,140	1,126,877	968,501
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,212,862	1,220,647	1,199,745
Unitholders’ capital attributable to Oaktree Capital Group, LLC	553,325	469,603	332,121
Total capital	1,766,187	1,690,250	1,531,866
Total liabilities and capital	$2,934,327	$2,817,127	$2,500,367
Corporate Investments

	As of
	March 31, 2014	December 31, 2013	March 31, 2013
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$279,022	$125,560	$106,255
Convertible Securities	18,963	1,554	1,441
Distressed Debt	461,400	438,144	468,308
Control Investing	244,661	246,058	256,034
Real Estate	124,741	112,981	125,116
Listed Equities	130,960	129,697	81,393
Non-Oaktree funds	50,020	51,580	56,237
Investments in companies	83,925	91,599	23,064
Total corporate investments	$1,393,692	$1,197,173	$1,117,848

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds' investment philosophy, strategy and implementation.

Closed-end Funds

			As of March 31, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund IX, L.P.	Jan. 2014	Jan. 2017	$5,066	$2,382	$255	$1	$2,636	$4,966	$—	$50	$2,470	29.8%	19.2%	1.1x
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,692	732	22	3,402	2,625	17	125	3,047	19.4	13.0	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	1,077	609	717	969	957	15	75	694	19.6	15.5	1.6
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	2,498	2,843	4,162	2,895	106	381	2,919	18.2	13.2	1.6
Special Account A	Nov. 2008	Oct. 2012	253	253	324	460	117	75	41	23	—	31.9	26.1	2.3
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,451	16,287	3,008	1,973	1,250	587	—	23.6	18.1	2.0
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,629	4,310	917	941	81	113	747	11.3	8.2	1.6
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,317	2,666	424	549	102	155	93	12.3	9.0	1.8
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	965	2,010	134	146	162	27	—	18.7	14.3	1.9
Legacy funds (6)	Various	Various	9,543	9,543	8,179	17,689	33	—	1,112	7	—	24.2	19.3	1.9
												22.9%	17.6%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund, L.P. (7)	Sep. 2013	Sep. 2017	$383	$22	$4	$1	$25	$23	$—	$1	$22	nm	nm	1.2x
Special Account F (7)	Jan. 2014	Jan. 2017	253	20	1	—	21	21	—	—	20	nm	nm	1.1

Global Principal Investments
Oaktree Principal Fund V, L.P. (8)	Feb. 2009	Feb. 2015	$2,827	$2,233	$678	$591	$2,320	$1,839	$18	$113	$2,156	15.6%	8.5%	1.4x
Special Account C	Dec. 2008	Feb. 2014	505	455	292	225	522	395	13	45	354	20.0	14.8	1.7
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,810	3,100	2,038	1,350	22	127	1,858	11.1	8.2	1.7
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	964	2,098	266	—	136	52	—	14.6	10.2	1.8
Legacy funds (6)	Various	Various	2,301	2,301	1,839	4,136	4	—	236	1	—	14.5	11.6	1.8
												13.8%	10.2%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$19	$124	$398	$331	$—	$—	$618	4.6%	0.7%	1.2x

European Principal Investments (9)
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,328	€229	€98	€1,459	€3,030	€—	€16	€1,438	16.0%	8.2%	1.3x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€704	€975	€1,414	€1,192	€19	€92	€1,285	13.3	8.4	1.5
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$473	$450	$665	$258	$113	$23	$64	$128	11.9	9.0	2.1
												13.4%	8.5%
Power Opportunities
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	$1,062	$470	$187	$5	$652	$1,036	$—	$36	$531	31.4%	17.4%	1.5x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,456	1,899	98	39	94	6	—	76.2	58.9	3.9
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												35.2%	27.2%

			As of March 31, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI, L.P.	Aug. 2012	Aug. 2016	$2,677	$1,606	$50	$37	$1,619	$2,610	$—	$—	$1,656	12.5%	4.8%	1.1x
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	509	201	1,591	1,251	12	85	1,341	18.4	13.0	1.5
Special Account D	Nov. 2009	Nov. 2012	256	263	164	198	229	130	2	14	153	18.3	15.7	1.7
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	300	282	468	312	13	44	345	16.6	11.0	1.8
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	638	1,243	102	—	106	20	—	15.6	11.6	2.0
Legacy funds (6)	Various	Various	1,634	1,610	1,399	3,004	5	—	111	1	57	15.2	12.0	1.9
												15.4%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund, L.P. (7)	Sep. 2013	Sep. 2016	$518	$40	$—	$1	$39	$38	$—	$—	$41	nm	nm	1.0x
Oaktree PPIP Fund, L.P. (10)	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2%	N/A	1.4

Mezzanine Finance
Oaktree Mezzanine Fund III, L.P. (11)	Dec. 2009	Dec. 2014	$1,592	$1,327	$195	$794	$728	$1,552	$—	$—	$749	14.7%	10.4% / 5.3%	1.2x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	476	1,232	351	396	—	—	377	11.2	7.7	1.5
OCM Mezzanine Fund, L.P. (12)	Oct. 2001	Oct. 2006	808	773	303	1,041	35	—	32	6	—	15.4	10.8 /10.6	1.5
												13.1%	8.7%
European Private Debt
Oaktree European Dislocation Fund, L.P. (7)	Oct. 2013	Oct. 2016	€293	€54	€2	€27	€29	€52	€—	€—	€28	nm	nm	1.0x
Special Account E (7)	Oct. 2013	Apr. 2015	€379	€69	€3	€—	€72	€69	€—	€—	€71	nm	nm	1.0
				$63,577	(13) (14)			32,549	(14)	2,307	(14)
						Other (15)		3,202		6
						Total (16)		$35,751		$2,313

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) excludes Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor's capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund's general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds' activities (we credit all such fee income back to the respective fund(s) so that our funds' investors share pro rata in the fee income's economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund's general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree's founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through March 31, 2014 was less than one year.

(8)
In the fourth quarter of 2013, the investment period for Oaktree Principal Fund V, L.P. was extended for a one-year period until February 2015. However, management fees stepped down to the post-investment period basis effective February 2014.

(9)
Aggregate IRRs are based on the conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD using the March 31, 2014 spot rate of $1.38.

(10)
Due to the differences in allocations of income and expenses to this fund's two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Oaktree PPIP Fund, L.P. had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013. Oaktree PPIP Fund, L.P., Oaktree PPIP Private Fund, L.P. and its related feeder fund were dissolved as of December 31, 2013. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.7% and 18.6%, respectively, as of December 31, 2013.

(11)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 5.3%. The combined net IRR for Class A and Class B interests was 8.8%.

(12)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.6%. The combined net IRR for the Class A and Class B interests was 10.7%.

(13)	The aggregate change in drawn capital for the three months ended March 31, 2014 was $2.2 billion.

(14)	Totals are based on the conversion of Euro amounts to USD using the March 31, 2014 spot rate of $1.38.

(15)	This includes Oaktree Enhanced Income Fund, L.P., Oaktree Loan Fund 2x, L.P., Oaktree Asia Special Situations Fund, L.P., CLOs, certain separate accounts and a non-Oaktree fund.

(16)
This excludes one separate account with management fee-generating AUM of $425 million as of March 31, 2014, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Mar. 31, 2014	Twelve Months Ended March 31, 2014			Since Inception through March 31, 2014
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$12,430	7.1%	6.6%	7.2%	10.0%	9.4%	8.9%	0.83	0.57
Global High Yield Bonds	Nov. 2010	6,784	8.8	8.2	8.0	10.5	9.9	9.1	1.45	1.35
European High Yield Bonds	May 1999	1,155	11.6	11.0	9.6	8.5	8.0	6.5	0.67	0.39
U.S. Convertibles	Apr. 1987	5,105	18.5	17.9	21.2	10.3	9.7	8.5	0.52	0.35
Non-U.S. Convertibles	Oct. 1994	2,920	10.8	10.3	11.5	9.1	8.5	6.1	0.80	0.41
High Income Convertibles	Aug. 1989	1,074	13.8	13.2	7.4	12.1	11.5	8.7	1.06	0.61
U.S. Senior Loans	Sep. 2008	2,613	5.1	4.5	5.0	7.9	7.4	6.2	1.25	0.63
European Senior Loans	May 2009	1,555	5.7	5.1	6.6	11.0	10.5	12.2	1.87	1.92
Emerging Markets Equities	Jul. 2011	1,219	0.0	(0.8)	(1.4)	0.8	0.0	(2.7)	0.04	(0.14)
Total		$34,855

(1)
Returns represent Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

Evergreen Funds

		As of March 31, 2014			Twelve Months Ended March 31, 2014		Since Inception through March 31, 2014
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception				Rates of Return		Annualized Rates of Return
					Gross	Net	Gross	Net
		(in millions)

Strategic Credit (1)	Jul. 2012	$2,167	$1,188	$ N/A	14.2%	12.5%	17.3%	15.6%
Value Opportunities	Sep. 2007	2,045	1,954	15	18.2	12.6	14.6	9.5
Emerging Markets Opportunities (2)	Sep. 2013	235	23	1	nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	280	256	1	2.9	0.8	15.1	10.3
			3,421	17
Restructured funds (3)			—	6
Total (1)			$3,421	$23

(1)
This strategy includes a separate account with a closed-end fund structure with $599 million and $425 million of AUM and management fee-generating AUM, respectively. The returns presented are time-weighted rates of return.

(2)	Rates of return are not considered meaningful (“nm”) because the since-inception period as of March 31, 2014 was less than twelve months.

(3)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of March 31, 2014, these funds had gross and net IRRs since inception of (2.1)% and (4.6)%, 7.8% and 5.4%, and (6.3)% and (7.3)%, respectively, and in the aggregate had AUM of $160.5 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $5.9 million as of March 31, 2014.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash of our CLO vehicles.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Consolidated funds refers to the funds and CLO vehicles that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of method 1. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the “method 2,” instead of the “method 1,” approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.

Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and, beginning with the fourth quarter of 2013 (with retrospective application), non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. Convertible Securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Fee-related earnings (1)	$57,723	$64,866
Incentive income	292,876	327,184
Incentive income compensation	(137,828)	(130,271)
Investment income	46,480	82,050
Equity-based compensation (2)	(3,983)	(652)
Interest expense, net of interest income	(6,625)	(7,407)
Other income (expense), net	(1,698)	(20)
Adjusted net income	246,945	335,750
Incentive income (3)	(64,460)	—
Incentive income compensation (3)	46,334	—
Equity-based compensation (4)	(5,199)	(5,800)
Income taxes (5)	(7,986)	(10,157)
Non-Operating Group expenses (6)	(282)	(210)
OCGH non-controlling interest (6)	(163,558)	(262,017)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months ended March 31, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(5)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Fee-related earnings-OCG (1)	$12,923	$10,538
Incentive income attributable to OCG	76,359	65,487
Incentive income compensation attributable to OCG	(35,935)	(26,074)
Investment income attributable to OCG	12,118	16,424
Equity-based compensation attributable to OCG (2)	(1,039)	(131)
Interest expense, net of interest income attributable to OCG	(1,726)	(1,482)
Other income (expense) attributable to OCG	(443)	(4)
Non-fee-related earnings income taxes attributable to OCG (3)	(4,382)	(6,031)
Adjusted net income-OCG (1)	57,875	58,727
Incentive income attributable to OCG (4)	(16,806)	—
Incentive income compensation attributable to OCG (4)	12,080	—
Equity-based compensation attributable to OCG (5)	(1,355)	(1,161)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months ended March 31, 2013.

(5)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Fee-related earnings revenues	$188,400	$184,214
Incentive income	292,876	327,184
Investment income	46,480	82,050
Segment revenues	527,756	593,448
Consolidated funds (1)	(482,334)	(538,666)
Investment income (2)	(4,991)	(12,243)
GAAP revenues	$40,431	$42,539

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Distributable earnings	$233,141	$295,027
Investment income (1)	46,480	82,050
Receipts of investment income from funds (2)	(21,658)	(34,026)
Receipts of investment income from companies	(9,415)	(9,013)
Equity-based compensation (3)	(3,983)	(652)
Operating Group income taxes	2,380	2,364
Adjusted net income	246,945	335,750
Incentive income (4)	(64,460)	—
Incentive income compensation (4)	46,334	—
Equity-based compensation (5)	(5,199)	(5,800)
Income taxes (6)	(7,986)	(10,157)
Non-Operating Group expenses (7)	(282)	(210)
OCGH non-controlling interest (7)	(163,558)	(262,017)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months ended March 31, 2013.

(5)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(6)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Distributable earnings-OCG (1)	$55,812	$54,076
Investment income attributable to OCG	12,118	16,424
Receipts of investment income from funds attributable to OCG	(5,647)	(6,810)
Receipts of investment income from companies attributable to OCG	(2,455)	(1,804)
Equity-based compensation attributable to OCG (2)	(1,039)	(131)
Distributable earnings-OCG income taxes	739	2,920
Tax receivable agreement	3,953	1,845
Income taxes of Intermediate Holding Companies	(5,606)	(7,793)
Adjusted net income-OCG (1)	57,875	58,727
Incentive income attributable to OCG (3)	(16,806)	—
Incentive income compensation attributable to OCG (3)	12,080	—
Equity-based compensation attributable to OCG (4)	(1,355)	(1,161)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data)
Distributable earnings	$233,141	$295,027
Distributable earnings attributable to OCGH non-controlling interest	(172,355)	(235,976)
Non-Operating Group expenses	(282)	(210)
Distributable earnings-OCG income taxes	(739)	(2,920)
Tax receivable agreement	(3,953)	(1,845)
Distributable earnings-OCG	$55,812	$54,076
Distributable earnings-OCG per Class A unit	$1.41	$1.79

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months ended March 31, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Distributable earnings revenues	$512,349	$554,437
Investment income	46,480	82,050
Receipts of investment income from funds	(21,658)	(34,026)
Receipts of investment income from companies	(9,415)	(9,013)
Segment revenues	527,756	593,448
Consolidated funds (1)	(482,334)	(538,666)
Investment income (2)	(4,991)	(12,243)
GAAP revenues	$40,431	$42,539

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Economic net income (1)	$227,242	$400,574
Change in accrued incentives (fund level), net of associated incentive income compensation (2)	19,703	(64,824)
Adjusted net income	246,945	335,750
Incentive income (3)	(64,460)	—
Incentive income compensation (3)	46,334	—
Equity-based compensation (4)	(5,199)	(5,800)
Income taxes (5)	(7,986)	(10,157)
Non-Operating Group expenses (6)	(282)	(210)
OCGH non-controlling interest (6)	(163,558)	(262,017)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months ended March 31, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(5)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Economic net income-OCG (1)	$53,222	$62,579
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	5,137	(12,974)
Economic net income-OCG income taxes	5,743	17,388
Income taxes-OCG	(6,227)	(8,266)
Adjusted net income-OCG (1)	57,875	58,727
Incentive income attributable to OCG (2)	(16,806)	—
Incentive income compensation attributable to OCG (2)	12,080	—
Equity-based compensation attributable to OCG	(1,355)	(1,161)
Net income attributable to Oaktree Capital Group, LLC	$51,794	$57,566

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per unit data)
Economic net income	$227,242	$400,574
Economic net income attributable to OCGH non-controlling interest	(167,995)	(320,397)
Non-Operating Group expenses	(282)	(210)
Economic net income-OCG income taxes	(5,743)	(17,388)
Economic net income-OCG	$53,222	$62,579
Economic net income-OCG per Class A unit	$1.34	$2.07

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three months ended March 31, 2013.

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Economic net income revenues	$587,254	$725,964
Incentives created	(352,374)	(459,700)
Incentive income	292,876	327,184
Segment revenues	527,756	593,448
Consolidated funds (1)	(482,334)	(538,666)
Investment income (2)	(4,991)	(12,243)
GAAP revenues	$40,431	$42,539

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended March 31, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$188,400	$(147,969)	$40,431
Incentive income (1)	292,876	(292,876)	—
Investment income (1)	46,480	(41,489)	4,991
Total expenses (2)	(272,488)	14,169	(258,319)
Interest expense, net (3)	(6,625)	(17,375)	(24,000)
Other income, net	(1,698)	—	(1,698)
Other income of consolidated funds (4)	—	1,786,765	1,786,765
Income taxes	—	(7,986)	(7,986)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,324,832)	(1,324,832)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(163,558)	(163,558)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$246,945	$(195,151)	$51,794
Corporate investments (5)	$1,393,692	$(1,214,960)	$178,732
Total assets (6)	$2,934,327	$45,494,881	$48,429,208

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,199 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $26,684, (c) expenses incurred by the Intermediate Holding Companies of $282 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $46,334.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting purposes. Of the $1.4 billion, equity-method investments accounted for $1.2 billion.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended March 31, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$184,214	$(141,675)	$42,539
Incentive income (1)	327,184	(327,184)	—
Investment income (1)	82,050	(69,807)	12,243
Total expenses (2)	(250,271)	(25,234)	(275,505)
Interest expense, net (3)	(7,407)	(4,174)	(11,581)
Other income, net	(20)	—	(20)
Other income of consolidated funds (4)	—	2,626,029	2,626,029
Income taxes	—	(10,157)	(10,157)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,063,965)	(2,063,965)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(262,017)	(262,017)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$335,750	$(278,184)	$57,566
Corporate investments (5)	$1,117,848	$(1,022,196)	$95,652
Total assets (6)	$2,500,367	$42,416,711	$44,917,078

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,800 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $19,224 and (c) expenses incurred by the Intermediate Holding Companies of $210.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.